UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

UNITED MARITIME GROUP, LLC

(Exact Name of Registrant as Specified in Charter)

Florida	333-165796	59-2147756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 S. Harbour Island Blvd., Suite 230

Tampa, FL 33602

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (813) 209-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2012, United Maritime Group, LLC (“we,” “us,” “our” and the “Company”) entered into a Separation Agreement with Walter Bromfield, our former Senior Vice President of Finance and GS Maritime Holding LLC (“Parent”), a Delaware limited liability company and an indirect parent of the Company (the “Separation Agreement”). The Separation Agreement provides for an effective date of December 31, 2011, which effectiveness is subject to the expiration of the revocation period on January 20, 2012.

The Separation Agreement formalizes Mr. Bromfield’s departure from the Company and the termination of his employment. The Separation Agreement also modifies certain terms of the Employment Agreement, dated July 24, 2008, between the Company and Mr. Bromfield (the “Employment Agreement”). The Employment Agreement is Exhibit 10.7 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on March 31, 2010, and is incorporated herein by reference.

Additionally, pursuant to the Separation Agreement, the Company agreed as follows:

•

The Company shall continue to pay Mr. Bromfield his base salary for two years (the “Severance Term”) in accordance with the Company’s standard payroll practices which constitutes an aggregate gross amount equal to $550,000.

•

Provided that the Company pays bonuses for the 2011 calendar year under its annual incentive bonus plan or similar payments, the Company shall at the time of such payments pay Mr. Bromfield $171,875, representing his annual bonus for the year 2011.

•	The Company shall also pay Mr. Bromfield $10,577 as reimbursement for accrued vacation and expenses, such amount to be paid to Mr. Bromfield on or around January 27, 2012.

•	During the Severance Term, the Company will continue to provide medical and health benefits to Mr. Bromfield and his dependents, subject to certain conditions set forth in the Separation Agreement.

The Company’s obligation to make the aforementioned payments is subject to Mr. Bromfield’s continued compliance with certain restrictive covenants set forth in the Employment Agreement. Additionally, pursuant to the Separation Agreement, Mr. Bromfield waived any and all claims he may have against the Company or its affiliates, with the exception of expressly enumerated claims, such as Mr. Bromfield’s rights under the Separation Agreement or the Surviving Employment Agreement Provisions (as defined in the Separation Agreement).

Lastly, pursuant to the Separation Agreement, as a result of his termination, Parent and Mr. Bromfield agree that all of his Time-Vested Profit Units (as defined in the Profit Unit Grant Agreement) will become vested and all of his Performance-Vested Profit Units (as defined in the Profit Unit Grant Agreement) will be forfeited. Parent and Mr. Bromfield entered into the Profit Unit Grant Agreement effective August 12, 2008, which is Exhibit A to the Employment Agreement.

The description of the Separation Agreement set forth above is a summary only and is qualified in its entirety by reference to the agreement itself, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement effective December 31, 2011, between the Company, Walter Bromfield and, for limited purposes of agreeing to provisions in which it is referenced or makes an agreement, GS Maritime Holding LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED MARITIME GROUP, LLC

By:	/s/ Jason Grant
Name:	Jason Grant
Title:	Chief Financial Officer

Date: January 20, 2012